Universal Forest Products, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Brandon Froysland

Director of Finance

(616) 365-1589

FOR IMMEDIATE RELEASE

Wednesday, July 24, 2019

UFPI reports record net earnings
- Net earnings up 24 percent, unit sales up 5 percent -

GRAND RAPIDS, Mich., Wednesday, July 24, 2019 – Universal Forest Products, Inc. (Nasdaq: UFPI) today announced net sales of $1.24 billion and net earnings attributable to controlling interests of $54.5 million, or 88 cents per diluted share, for the quarter ended June 29, 2019. Net earnings were the highest recorded at any time in the company’s history.

“The employees of Universal continue to do a great job growing unit sales, improving our company’s gross profit per unit, and generating robust cash flow despite pressures from rising labor costs and significant fluctuations in the lumber market,” said CEO Matthew J. Missad. “Our strong results are evidence that we are pursuing the right strategies to make our business more efficient and grow through new, value-added products.”

The company’s mix of value-added sales relative to commodity sales improved from 60 percent in the second quarter of 2018 to 67 percent in the second quarter of 2019, and new product sales grew 18 percent over the same period of 2018. Although significantly lower lumber pricing affected the company’s second-quarter net sales, unit sales increased 5 percent over the same period of last year, driven mostly by organic sales growth.

“I am pleased we experienced such strong growth with new products in our retail and industrial markets,” added Missad. “We will continue to closely manage our SG&A expenses, including those needed to grow our value-added products, so that we can better leverage these expenses as we grow revenue.”

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Universal Forest Products, Inc.

Second Quarter 2019 Highlights (comparisons on a year-over-year basis):

-	Operating profit of $74.2 million was up 22 percent and net earnings of $54.5 million was up 24 percent
-	EBITDA of $90.8 million was up 18 percent
-	Net sales of $1.24 billion represented a 4 percent decrease; lower lumber prices contributed significantly to the gross sales reduction as selling prices were down by 9 percent.
-	Unit sales grew 5 percent; organic sales accounted for 4 percent of the growth while acquisitions added 1 percent.
-	New product sales were $175.3 million, up 18 percent
-	Core SG&A as a percentage of gross profit fell from 54.4 percent in the second quarter of 2018 to 50.7 percent during the same period in 2019.

By market, the Company reported the following second-quarter results.

Retail

•

$521 million in gross sales, down 4 percent compared to the second quarter of 2018. A unit sales increase of 6 percent was offset by selling prices that were 10 percent lower. Organic growth was responsible for all of the unit sales increase and was largely driven by sales of Deckorators decking and deck accessories.

Industrial

•

$357.3 million in gross sales, up 3 percent over the second quarter of 2018. A unit sales increase of 7 percent was offset by lower selling prices of 4 percent. Acquisitions contributed 6 percent of the unit sales increase; organic growth was responsible for 1 percent.

Construction

•

$386.2 million in gross sales, down 10 percent compared to the second quarter of 2018, due to a 14 percent decrease in selling prices and a 4 percent increase in overall unit sales. Unit sales growth was entirely organic, with commercial and residential housing customers each growing at 5 percent and manufactured housing customers growing at 1 percent.

CONFERENCE CALL

Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, July 25, 2019. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 866-518-4547, and internationally at 213-660-0879. Analysts and institutional investors should use conference pass code 1794208. The conference call will be available simultaneously and in its entirety to all interested investors, news media and Universal employees through a webcast at http://www.ufpi.com. A replay of the call will be available through August 25, 2019, at 855-859-2056, 404-537-3406 or 800-585-5367.

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Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.

Universal Forest Products, Inc. is a holding company whose subsidiaries supply wood, wood composite and other products to three robust markets: retail, construction and industrial.  Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies.  Management considers EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

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Universal Forest Products, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED

	Quarter Period				Year to Date
(In thousands, except per share data)	2019		2018		2019		2018
NET SALES	$1,239,817	100%	$1,294,440	100%	$2,254,943	100%	$2,288,297	100%

COST OF GOODS SOLD	1,053,091	84.9	1,128,751	87.2	1,913,950	84.9	1,991,719	87.0

GROSS PROFIT	186,726	15.1	165,689	12.8	340,993	15.1	296,578	13.0

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	112,891	9.1	104,665	8.1	218,207	9.7	196,793	8.6
FOREIGN CURRENCY EXCHANGE (GAIN) LOSS	(203)	—	(70)	—	424	—	1,007	—
NET (GAIN) LOSS ON DISPOSITION OF ASSETS	(199)	—	477	—	(321)	—	(6,057)	(0.3)

EARNINGS FROM OPERATIONS	74,237	6.0	60,617	4.7	122,683	5.4	104,835	4.6

OTHER EXPENSE, NET	1,725	0.1	2,067	0.2	2,592	0.1	3,127	0.1

EARNINGS BEFORE INCOME TAXES	72,512	5.8	58,550	4.5	120,091	5.3	101,708	4.4

INCOME TAXES	17,367	1.4	13,420	1.0	28,944	1.3	22,994	1.0

NET EARNINGS	55,145	4.4	45,130	3.5	91,147	4.0	78,714	3.4

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(630)	(0.1)	(1,086)	(0.1)	(1,092)	—	(1,836)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$54,515	4.4	$44,044	3.4	$90,055	4.0	$76,878	3.4

EARNINGS PER SHARE - BASIC	$0.88		$0.71		$1.46		$1.24

EARNINGS PER SHARE - DILUTED	$0.88		$0.71		$1.46		$1.24

SUPPLEMENTAL DATA
	Quarter Period				Year to Date
Market Classification	2019		2018	%	2019		2018	%
Retail	$520,964		$544,612	-4%	$878,451		$915,013	-4%
Industrial	357,301		347,258	3%	686,999		632,749	9%
Construction	386,242		428,498	-10%	730,662		784,273	-7%
Total Gross Sales	1,264,507		1,320,368	-4%	2,296,112		2,332,035	-2%
Sales Allowances	(24,690)		(25,928)	5%	(41,169)		(43,738)	6%
Total Net Sales	$1,239,817		$1,294,440	-4%	$2,254,943		$2,288,297	-1%

	2019	% of Sales	2018	% of Sales	2019	% of Sales	2018	% of Sales
SG&A, Excluding Bonus Expense	$94,620	7.6%	$90,146	7.0%	$187,554	8.3%	$173,208	7.6%
Bonus Expense	18,271	1.5%	14,519	1.1%	30,653	1.4%	23,585	1.0%
Total SG&A	$112,891	9.1%	$104,665	8.1%	$218,207	9.7%	$196,793	8.6%

SG&A, Excluding Bonus Expense as a Percentage of Gross Profit	50.7%		54.4%		55.0%		58.4%

Universal Forest Products, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

JUNE 2019/2018

(In thousands)
ASSETS	2019	2018	LIABILITIES AND EQUITY	2019	2018

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$20,497	$27,501	Cash overdraft	$24,972	$33,608
Restricted cash	1,024	14,493	Accounts payable	189,649	197,408
Investments	16,776	16,758	Accrued liabilities	164,812	138,809
Accounts receivable	483,263	489,145	Current portion of debt	173	542
Inventories	528,680	531,874
Other current assets	46,868	32,860

TOTAL CURRENT ASSETS	1,097,108	1,112,631	TOTAL CURRENT LIABILITIES	379,606	370,367

OTHER ASSETS	111,175	20,266
INTANGIBLE ASSETS, NET	273,804	263,024	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	187,471	276,274
			OTHER LIABILITIES	100,349	42,255
PROPERTY, PLANT AND EQUIPMENT, NET	368,572	340,698	EQUITY	1,183,233	1,047,723

TOTAL ASSETS	$1,850,659	$1,736,619	TOTAL LIABILITIES AND EQUITY	$1,850,659	$1,736,619

Universal Forest Products, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED

JUNE 2019/2018

(In thousands)	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$91,147	$78,714
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	29,200	26,144
Amortization of intangibles	2,946	2,702
Expense associated with share-based and grant compensation arrangements	2,209	1,924
Deferred income taxes credit	(536)	(565)
Unrealized gain on investment	(1,518)	—
Net gain on disposition of assets	(321)	(6,057)
Changes in:
Accounts receivable	(139,468)	(155,666)
Inventories	28,008	(61,828)
Accounts payable and cash overdraft	49,947	62,665
Accrued liabilities and other	9,334	15,895
NET CASH USED IN OPERATING ACTIVITIES	70,948	(36,072)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(42,477)	(54,313)
Proceeds from sale of property, plant and equipment	977	36,724
Acquisitions and purchase of noncontrolling interest, net of cash received	(5,034)	(37,960)
Purchases of investments	(4,859)	(9,348)
Proceeds from sale of investments	3,667	3,180
Other	(10)	(1,352)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(47,736)	(63,069)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	393,434	488,853
Repayments under revolving credit facilities	(408,027)	(431,657)
Borrowings of debt	—	1,639
Repayments of debt	(3,061)	(5,437)
Issuance of long-term debt	—	75,000
Proceeds from issuance of common stock	542	500
Distributions to noncontrolling interest	(900)	(1,078)
Dividends paid to shareholders	(12,271)	(11,090)
Repurchase of common stock	—	(1,819)
Other	28	(71)
NET CASH FROM PROVIDED BY FINANCING ACTIVITIES	(30,255)	114,840

Effect of exchange rate changes on cash	366	(256)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(6,677)	15,443

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	28,198	28,816

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$21,521	$44,259

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$27,316	$28,339
Restricted cash, beginning of period	882	477
All cash and cash equivalents, beginning of period	$28,198	$28,816

Cash and cash equivalents, end of period	$20,497	$27,501
Restricted cash, end of period	1,024	16,758
All cash and cash equivalents, end of period	$21,521	$44,259

Universal Forest Products, Inc.

EBITDA RECONCILIATION (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED

JUNE 2019/2018

	Quarter Period		Year to Date
(In thousands)	2019	2018	2019	2018
Net earnings	$55,145	$45,130	$91,147	$78,714
Interest expense	2,407	2,248	4,867	4,025
Interest and investment income	(682)	(181)	(2,275)	(898)
Net gain on disposition of assets	(199)	477	(321)	(6,057)
Income taxes	17,367	13,420	28,944	22,994
Expense associated with share-based compensation arrangements	922	831	2,209	1,924
Depreciation expense	14,725	13,432	29,200	26,144
Amortization of intangibles	1,094	1,474	2,946	2,702
EBITDA	$90,779	$76,831	$156,717	$129,548

Universal Forest Products, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AS A PERCENTAGE OF SALES

CURRENT YEAR’S SALES STATED AT LAST YEAR’S SELLING PRICES (UNAUDITED)

FOR THE THREE MONTHS ENDED - JUNE 2019/2018

	Quarter Period
	Actual	Sales Adjusted to Last Year's Selling Price	Actual
	2019	2019	2018

NET SALES	100.0%	100.0%	100.0%
COST OF GOODS SOLD	84.9	86.2	87.2
GROSS PROFIT	15.1	13.8	12.8
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	9.1	8.3	8.1
NET GAIN ON DISPOSITION OF ASSETS	-	-	-
EARNINGS FROM OPERATIONS	6.0	5.5	4.7
OTHER EXPENSE, NET	0.1	0.1	0.2
EARNINGS BEFORE INCOME TAXES	5.9	5.4	4.5
INCOME TAXES	1.4	1.3	1.0
NET EARNINGS	4.4	4.1	3.5
LESS NET EARNINGS ATTRIBUTABLE TO
NONCONTROLLING INTEREST	(0.1)	-	(0.1)
NET EARNINGS ATTRIBUTABLE TO
CONTROLLING INTEREST	4.4%	4.0%	3.4%

Note: Actual percentages are calculated and may not sum to total due to rounding.

2018 NET SALES	$1,294,440
2019 SELL PRICE DECLINE	9.00%
DECREASE IN 2019 NET SALES DUE TO SELL PRICE DECLINE	$116,500
ACTUAL 2019 NET SALES	1,239,817
ADJUSTED 2019 NET SALES	$1,356,317

ACTUAL 2019 COST OF GOODS SOLD	$1,053,091
PLUS DIFFERENCE IN NET SALES (ABOVE)	116,500
ADJUSTED 2019 COST OF GOODS SOLD	$1,169,591